Exhibit (a)(23)




INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement No. 33-61143 on Form S-1 of Pruco Life Flexible Premium Variable Annuity Account of the Pruco Life Insurance Company of our report dated March 6, 1995, except for Note 9 as to which the date is November 15, 1995, relating to the financial statements of the Pruco Life Insurance Company and subsidiaries, which is part of such Registration Statement, and to the reference to us under the Heading "Experts" in such Prospectus.





Deloitte & Touche LLP
Parsippany, New Jersey
November 15, 1995


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